EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PARAMETRIC SOUND SECURES $1.0 MILLION
IN EQUITY FINANCING

HENDERSON, NEVADA, February 22, 2011 – Parametric Sound Corporation (OTCBB: PAMT), a leading innovator of directed audio products and solutions, announced today the receipt of $1.0 million in financing proceeds from the private sale of common shares and warrants to existing institutional shareholders and entities affiliated with Company officers.

The Company plans to use the net proceeds from the equity financing for general working capital in the operation of its HSS directed audio business.

The Company issued 2,000,000 shares of common stock and warrants to purchase an additional 2,000,000 shares of the common stock. The securities were sold at a price of $0.50 per common share. The warrants have an exercise price of $0.75 per share and are exercisable for five years. If exercised, the warrants could generate up to an additional $1.5 million in proceeds. The Company has agreed to file a registration statement covering the resale of the shares of common stock and the shares issuable upon the exercise of the warrants. The Company’s Form 8-K, to be filed with the Securities and Exchange Commission, will provide a description of the other material terms of this transaction and copies of the executed documents.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of the Company’s common stock or warrants. The shares and warrants sold to the investors, and the shares that may be issued upon exercise of the warrants, have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration of the Securities Act and applicable state laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Parametric Sound Corporation
Parametric Sound Corporation is an innovator of directed audio solutions employing a tightly focused directional beam of sound to target a specific listening area to communicate without the ambient noise of traditional speakers. A substantial body of intellectual property and an established customer base were inherited from a spin-off completed in September 2010. Important new technology is now being applied to an improved third generation HyperSonic® sound product line –HSS®-III directed audio. Recent technology improvements produce a distinctive 3D audio image from just two stereo HSS-III emitters opening opportunities for 3D sound solutions for computers and entertainment. For more information about the Company and its products, please visit www.parametricsound.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release, may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Some of these factors include the acceptance of new Parametric Sound products and technologies, the impact of competitive products and pricing, the timely development and release of products by the Company, general business and economic conditions, and other factors detailed in the Company's Annual Report on Form 10-K and other periodic reports filed with the SEC. Parametric Sound Corporation specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION CONTACT:
Jim Barnes, CFO
888-HSS-2150 Ext 3
jbarnes@parametricsound.com